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                                                                    EXHIBIT 9(i)


                        TEMPORARY INVESTMENT FUND, INC.
                          TRUST FOR FEDERAL SECURITIES
                    MUNICIPAL FUND FOR TEMPORARY INVESTMENT
                  MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.
                 MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.
                               (the "Companies")


                         Bellevue Park Corporate Center
                              400 Bellevue Parkway
                           Wilmington, Delaware 19809

                              SERVICING AGREEMENT
                                (Dollar Shares)

Ladies and Gentlemen:

This is a Servicing Agreement between each of the registered investment companies which has executed this Agreement (each a "Company") and whose name is set forth below and you as the Servicer named below concerning the provision of support services to your customers and customers of affiliated banks (collectively, "customers") who may from time to time beneficially own Dollar Shares of one or more of a Company's investment portfolios (individually, a "Fund" and collectively, the "Funds"). Each of the Funds whose shares are currently being offered are listed on Appendix A. As used herein, "you" means the Servicer which has executed this Agreement and "we" (or "us") means each Company which has executed this Agreement singly and not as a group, and each Company shall for all purposes have responsibilities hereunder only with respect to the Dollar Shares of its Fund or Funds and under no circumstances have any liability or obligation with respect to any other Fund or Company, notwithstanding the use of the word "us" or "we."

The terms and conditions of this Servicing Agreement are as follows:


Section 1. You agree to provide the following support services to customers who may from time to time beneficially own a Fund's Dollar Shares: (i) answering client inquiries regarding account status and history, the manner in which purchases, exchanges and redemptions of shares may be effected and certain other matters pertaining to the clients' investments; (ii) assisting clients in designating and changing dividend options, account designations and addresses;
(iii) arranging for bank wires; (iv) responding to customer inquiries relating to the services performed by you; (v) implementing marketing and promotional activities, including direct mail; (vi) distributing sales literature; (vii) providing for sales support services such as for telephone facilities; and
(viii) paying commissions, incentive compensation or other compensation, and expenses of, account executives or other employees of Service Organization, attributable to sales support activities;

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and (ix) providing such other similar services as we may reasonably request to the extent you are permitted to do so under applicable statutes, rules or regulations. You will provide to customers a schedule of all fees that you may charge to them relating to the investment of their assets in a Fund's Dollar Shares.


SECTION 2. You will provide such office space and equipment, telephone and personnel (which may be any part of the space, equipment and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to customers.

SECTION 3. Neither you nor any of your officers, employees or agents are authorized to make any representations concerning us or a Fund's Dollar Shares except those contained in our then current prospectus for such shares, copies of which will be supplied by us to you, or in such supplemental literature or advertising as may be authorized by us in writing.


SECTION 4. For all purposes of this Agreement you will be deemed to be an independent contractor, and will have no authority to act as agent for us in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all direct liabilities or losses resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents regarding your responsibilities hereunder or the purchase, redemption, transfer or registration of Dollar Shares by or on behalf of customers. You and your employees will, upon request, be available during normal business hours to consult with us or our designees concerning the performance of your responsibilities under this Agreement.


SECTION 5. In consideration of the services and facilities provided by you hereunder, we will pay to you, and you will accept as full payment therefor, a fee at the annual rate of .25 of 1% of the average daily net asset value of a Fund's Dollar Shares held of record by you from time to time on behalf of customers (the "customers' Dollar Shares"), which fee will be computed daily and payable monthly. For purposes of determining the fees payable under this
Section 5, the average daily net asset value of the customers' Dollar Shares will be computed in the manner specified in our registration statement (as the same is in effect from time to time) in connection with the computation of the net asset value of a Fund's Dollar Shares for purposes of purchases and redemptions. The fee rate stated above may be prospectively increased or decreased by us, in our sole discretion, at any time upon notice to you. Further, we may, in our discretion and without notice, suspend or withdraw the sale of such Dollar Shares, including the sale of such shares to you for the account of any customer(s).


SECTION 6. Any person authorized to direct the disposition of monies paid or payable by us pursuant to this Agreement will provide to the respective Board of Directors/Trustees, and the Directors/Trustees will review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made. In addition, you will furnish us or our designees with such information as we or



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they may reasonably request (including, without limitation, periodic certifications confirming the provision to customers of the services described herein), and will otherwise cooperate with us and our designees (including, without limitation, any auditors designated by us), in connection with the preparation of reports to our Board of Directors/Trustees concerning this Agreement and the monies paid or payable by us pursuant hereto, as well as any other reports or filings that may be required by law.

SECTION 7. We may enter into other similar Servicing Agreements with any other person or persons without your consent.

SECTION 8. By your written acceptance of this Agreement, you represent, warrant and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any shares issued by us; and (ii) the compensation payable to you hereunder, together with any other compensation you receive from customers for services contemplated by this Agreement, will not be excessive or unreasonable under the laws and instruments governing your relationships with customers.

SECTION 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by us or our designee. Unless sooner terminated, this Agreement will continue until the March 31 next occurring after the date hereof, and thereafter will continue automatically for successive annual periods provided such continuance is specifically approved at least annually by us in the manner described in Section 12 hereof. This Agreement is terminable, without penalty, at any time by us (which termination may be by vote of a majority of our Disinterested Directors/Trustees as defined in Section 12 hereof) or by you upon notice to the other party hereto (or parties, as the case may be).

SECTION 10. All notices and other communications to either you or us will be duly given if mailed, telegraphed, telexed or transmitted by similar telecommunications device to the appropriate address shown above.

SECTION 11. This Agreement will be construed in accordance with the laws of the State of Delaware and is non-assignable by the parties hereto.

SECTION 12. This Agreement has been approved by vote of a majority of (i) a Company's Board of Directors/Trustees and (ii) those Directors/Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of the Company and have no direct or indirect financial interest in the operation of the Restated Shareholder Services Plan adopted by us regarding the provision of support services to the beneficial owners of Dollar Shares or in any agreements related thereto ("Disinterested Directors/Trustees"), cast in person at a meeting called for the purpose of voting on such approval.


SECTION 13. All persons dealing with "Trust for Federal Securities," "Municipal Fund For Temporary Investment," "Municipal Fund For California Investors, Inc.," "Municipal Fund For New York Investors, Inc.," or the "Trustees" of any such Company must look solely to that


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Company's property for the enforcement of any claims against the Company, as neither the Trustees, officers, agents nor shareholders assume any personal liability for obligations entered into on a Company's behalf.


If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to us, PFPC INC., c/o RHONDA STANFORD AT BELLEVUE CORPORATE CENTER, 400 BELLEVUE PARKWAY, SECOND FLOOR, WILMINGTON, DE 19809.


Very truly yours,


TEMPORARY INVESTMENT FUND, INC.

TRUST FOR FEDERAL SECURITIES, INC.
MUNICIPAL FUND FOR TEMPORARY INVESTMENT
MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.
MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.






ACCEPTED AND AGREED TO:



BY:
    -------------------------
    Provident Advisors, Inc.


DATE:
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                                   APPENDIX A

        Please check the appropriate boxes to indicate the Funds of the Companies for which you wish to act as a Service Organization with respect to Dollar Shares:

        TEMPORARY INVESTMENT FUND, INC.


                    TempFund Dollar Shares (Class B - Special Series 1)
        ----------
                    TempCash Dollar Shares (Class C Shares)
        ----------

        TRUST FOR FEDERAL SECURITIES

                    FedFund Dollar Shares
        ----------

                    T-Fund Dollar Shares
        ----------

                    FedCash Dollar Shares
        ----------

                    T-Cash Dollar Shares
        ----------

                    Federal Trust Dollar Shares
        ----------

            X       Treasury Trust Dollar Shares
        ----------

                    Short Government Dollar Shares
        ----------

                    Intermediate Government Dollar Shares
        ----------

        MUNICIPAL FUND FOR TEMPORARY INVESTMENT

                    MuniFund Dollar Shares
        ----------

                    MuniCash Dollar Shares
        ----------

                    Intermediate Municipal Dollar Shares
        ----------

        MUNICIPAL FUND FOR NEW YORK INVESTORS, INC.

                    New York Money Dollar Shares
        ----------

        MUNICIPAL FUND FOR CALIFORNIA INVESTORS, INC.

                    California Money Dollar Shares
        ----------

                    California Intermediate Dollar Shares
        ----------





SIGNED:
       -----------------------         COMPANY:
        (TITLE)                        --------

DATED:
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